Exhibit No. 5




                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          This Assignment and Assumption Agreement is made as of December 10, 1997 by and between Kingston Communications International Limited ("KCI"), a company organized and existing under the laws of England and Wales ("Assignor"), and Kingston Communications (Hull) PLC ("KCH"), a company organized and existing under the laws of England and Wales ("Assignee").

                                    RECITALS:

          WHEREAS, Assignor owns 11,215 shares of Series C 6% Cumulative Convertible Redeemable Preferred Stock (the "Shares") of Orion Network Systems, Inc. ("ONS"); and

          WHEREAS, Assignor, a subsidiary of Assignee, entered into (i) that certain Section 351 Exchange Agreement and Plan of Conversion dated as of June __, 1996, as amended by and among Assignor, International Private Satellite Partners, L.P., ONS, Orion Satellite Corporation, British Aerospace Communications, Inc., Com Dev Satellite Communications Limited, Lockheed Martin Commercial Launch Services, Inc., MCN SAT US, Inc. and Trans-Atlantic Satellite, Inc. (the "Exchange Agreement"); (ii) that certain Registration
Rights   Agreement  dated  as  of  January  31,  1997  by  and  among  Assignor,
International Private Satellite Partners, L.P., ONS, Orion Satellite Corporation, British Aerospace Communications, Inc., Com Dev Satellite Communications Limited, Lockheed Martin Commercial Launch Services, Inc., MCN SAT US, Inc. and Trans-Atlantic Satellite, Inc. (the "Registration Rights Agreement"); and (iii) that certain Resale Restrictions Agreement dated January 31, 1997 by and between the Assignor and ONS (the "Resale Restrictions Agreement"); and

          WHEREAS, Assignor desires to assign and transfer immediately to Assignee all of its rights, title and interest in the Shares, the Exchange Agreement, the Registration Rights Agreement and the Resale Restrictions Agreement subject to the assumption by Assignee of all of Assignor's obligations thereunder; and

          WHEREAS, Assignee deems it desirable to accept from Assignor the assignment of the Shares, the Exchange Agreement, the Registration Rights Agreement, and the Resale Restrictions Agreement, and to assume all of Assignor's obligations thereunder;

          NOW, THEREFORE, in consideration of the mutual promises and in accordance with the terms set forth herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

          1. Assignor hereby assigns to Assignee, its successors and assigns, all of its rights, title and interest in and to the Exchange Agreement, the Registration Rights Agreement, the Resale Restrictions Agreement, and all of the rights accruing thereunder.


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          2. Assignee  hereby accepts such  assignment and assumes and agrees to timely perform all of Assignor's obligations under the Exchange Agreement, the Registration Rights Agreement and the Resale Restrictions Agreement.

          3. Assignor and Assignee shall, at any time and from time to time hereafter, without further consideration, do, execute, acknowledge, deliver and file, or cause to be done, executed, acknowledged, delivered and filed, all such further acts, agreements, deeds, transfers, consents, assignments or assurances as may be necessary or appropriate to consummate the transactions contemplated hereunder, including, but not limited to, the execution by the Assignee of an addendum agreement in accordance with the terms of the Resale Restrictions Agreement.

               IN  WITNESS   WHEREOF,   the  parties  hereto  have  caused  this
Assignment  and  Assumption   Agreement  to  be  executed  by  their  respective
representatives thereunto duly authorized as of the date first above written.

                           KINGSTON COMMUNICATIONS INTERNATIONAL LTD


                           By:       /s/ John P.C. Bailey
                                    -------------------------
                                    Name:  John P.C. Bailey
                                    Title: Corporate Secretary

                           KINGSTON COMMUNICATIONS (HULL) PLC


                           By:       /s/ John P.C. Bailey
                                    -------------------------
                                    Name:  John P.C. Bailey
                                    Title: Corporate Secretary